Exhibit 10.1

GREAT LAKES DREDGE & DOCK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Great Lakes Dredge & Dock Corporation Employee Stock Purchase Plan (the “Plan”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury Regulations and other official guidance promulgated thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

The Plan was adopted by the Board on November 29, 2012, subject to stockholder approval at the 2013 Annual Stockholders Meeting. Conditioned on such shareholder approval, the Plan shall become effective with the Offering Period commencing on March 1, 2013.

2. Definitions.

a. “Account” shall mean the bookkeeping account applicable to a participant to hold the balance of his or her contributions to the Plan made by means of payroll deductions as provided in paragraph 7.

b. “Board” shall mean the Board of Directors of the Company.

c. “Code” shall mean the Internal Revenue Code of 1986, as amended.

d. “Common Stock” shall mean the Common Stock of the Company.

e. “Company” shall mean Great Lakes Dredge & Dock Corporation, a Delaware corporation, and any successor thereto.

f. “Compensation” shall mean the (i) base salary payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan plus (ii) all overtime payments, bonuses, commissions and other cash incentive-type payments received during such period. Such Compensation shall be calculated before deduction of (A) any income, employment or other tax withholdings or (B) any pre-tax contributions made by the Employee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Subsidiary. However, Compensation shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Compensation) made by the Company or any Subsidiary on the Employee’s behalf to any employee benefit or welfare plan now or hereafter established. The Plan Administrator may, in its sole discretion, make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

g. “Designated Subsidiaries” shall mean the Subsidiaries of the Company specified by the Board or the Plan Administrator in writing from time to time in its sole discretion.

h. “Employee” shall mean any individual who is regularly providing services as an employee of the Company or a Designated Subsidiary, provided such Employee is regularly scheduled to work at least 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Notwithstanding the preceding provisions, the term “Employee” shall not include any regular employee of the Company or a Designated Subsidiary who is on a non-working notice period or garden leave or is represented by a collective bargaining representative that has declined participation in the Plan (by written notice to the Plan Administrator or its designee) on behalf of the employees it represents unless or until such declination is later revoked (by written notice to the Plan Administrator or its designee) by the collective bargaining representative. Further, the Plan Administrator may permit Employees who are regularly scheduled to work 20 or fewer hours per week to participate in an offering if required under applicable law.

i. “Enrollment Date” shall mean the first day of each Offering Period.

j. “Exercise Date” shall mean the last Trading Day in each Offering Period.

k. “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock as reported by the National Association of Securities Dealers (if primarily traded on the NASDAQ Global Select Market) or as quoted in the composite tape of transactions on any other stock exchange (with the greatest volume of trading in Common Stock) at the end of regular hours trading on the day of such determination (or if no closing price was reported on that day, on the last preceding Trading Day such closing price was reported), as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable, or;

(ii) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock at the end of regular hours trading on the day of such determination (or if no such prices were reported on that day, on the last preceding Trading Day such prices were reported), as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

l. “Offering Period” shall mean the period of approximately six (6) months, as set forth in paragraph 5.

m. “Plan” shall mean this Great Lakes Dredge & Dock Corporation Employee Stock Purchase Plan.

n. “Plan Administrator” shall mean the Board or a committee comprised of members of the Board or members of management appointed by the Board to administer the Plan in accordance with paragraph 15.

o. “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock as determined on the Enrollment Date or the Exercise Date, whichever yields the lower value; provided, however, the Plan Administrator may in its sole discretion establish a higher price for one or more offerings under the Plan prior to the beginning of an Offering Period.

p. “Reserves” shall mean the number of shares of Common Stock covered by the options under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

q. “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Code Section 424(f), and generally includes a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

r. “Subscription Agreement” means a written or electronic agreement in such form specified by the Company that states the Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

s. “Trading Day” shall mean a day on which U.S. national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3. Eligibility.

a. Options (as further described in Section 8) may be granted only to Employees. Unless otherwise determined by the Plan Administrator for an offering, any Employee, as defined in subparagraph 2.h., who has been continuously employed by the Company or a Designated Subsidiary for at least two (2) months and who is employed by the Company or a Designated Subsidiary on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.

b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (and any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offerings. The Plan shall be implemented through one or more offerings. Offerings shall be consecutive. Each offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan, and the participants in each offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

5. Offering Periods. Each offering shall be implemented by consecutive Offering Periods. Each Offering Period shall be for a period of approximately six (6) months, and a new Offering Period shall commence on the first Trading Day of the six (6) month period commencing on March 1 and September 1 of each year and end on the last Trading Day of such six (6) month period, respectively. The first Offering Period shall commence on March 1, 2013 and end on August 31, 2013.

6. Participation.

a. An eligible Employee may become a participant in the Plan after submitting a properly completed Subscription Agreement and enrolling in an Offering Period through the website designated by the Company or through delivery to the office designed by the Company at least twelve (12) business days prior to the applicable Enrollment Date, unless an alternate means and/or an earlier or later time for enrolling is set by the Plan Administrator and communicated to Plan participants for all eligible Employees with respect to a given offering or Offering Period.

b. The Plan Administrator may, in its sole discretion, permit Employees in one or more offerings to contribute to the Plan by means other than payroll deductions.

7. Payroll Deductions.

a. At the time a participant enrolls in an Offering Period, he or she shall elect to have payroll deductions made during the Offering Period pursuant to such procedures as the Plan Administrator may specify from time to time and in an amount not exceeding ten percent (10%) of the Compensation which he or she receives during the Offering Period.

b. Payroll deductions for a participant shall commence on the first payroll period ending after the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the participant as provided in paragraph 11.

c. All payroll deductions made for a participant shall be credited to his or her Account under the Plan and will be withheld either as a whole percentage of Compensation or as a fixed dollar amount, as elected by the participant. A participant may not make any additional payments into such Account unless specifically provided for in the offering.

d. A participant may discontinue his or her participation in the Plan as provided in paragraph 11 during the current Offering Period by accessing the website designated by the Company and electronically terminating his or her Subscription Agreement or by such other means as the Plan Administrator may provide and communicate to participants. A participant may increase or decrease the rate of his or her payroll deductions for an upcoming Offering Period by accessing the website designated by the Company and electronically amending his or her Subscription Agreement, by delivering to the Company’s designated office an amended Subscription Agreement authorizing such a change, or by such other means as the Plan Administrator may provide and communicate to participants. A participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in paragraph 11.

e. Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and clause 3.b.(ii) herein, a participant’s payroll deductions may be decreased (but not below 0%) during any Offering Period if such participant would, as a result of such limitations, be precluded from buying any additional Common Stock on the Exercise Date for that Offering Period. The suspension of such deductions shall not terminate the participant’s participation in the Plan. Payroll deductions shall recommence in the amount elected by the participant at the beginning of the first Offering Period for which the participant is able to purchase shares in compliance with the limitations of Section 423(b)(8) of the Code and clause 3.b.(ii) herein, unless terminated by the participant as provided in paragraph 11.

8. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in subparagraph 3.b. and paragraph 14 hereof. However, the maximum number of shares of Common Stock purchasable per participant on any Exercise Date shall not exceed 5,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in paragraph 20. Exercise of the option shall occur as provided in paragraph 9, unless the participant has withdrawn pursuant to paragraph 11.

9. Exercise of Option.

a. Unless a participant withdraws from the Plan as provided in paragraph 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full and any fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in his or her Account. Fractional shares of Common Stock may be purchased at the Plan Administrator’s discretion. To the extent that fractional shares are not purchased, any cash remaining after whole shares of Common Stock have been purchased shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in paragraph 11. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her or, in the event of his or her legal incapacity, his or her legal representative.

b. At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state, local, foreign or other tax or social insurance contribution withholding obligations of the Company or any Designated Subsidiary, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company or the Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or a Designated Subsidiary any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant. The Plan Administrator may require the participant to notify the Company before the participant sells or otherwise disposes of any shares acquired under the Plan.

10. Delivery to Brokerage Account. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the participant to a brokerage account established for the participant at a Company-designated brokerage firm. The account will be known as the ESPP Brokerage Account. The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Enrollment Date for the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year measured from the Exercise Date for that Offering Period.

Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

Except as provided in Paragraph 13, the foregoing procedures shall not in any way limit when the participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

11. Withdrawal; Termination of Employment.

a. A participant may withdraw the entire balance of his or her payroll deductions and other contributions, if any, credited to his or her Account and not yet used to exercise his or her options under the Plan at any time by accessing the website designated by the Company and electronically withdrawing from the Offering Period (or by such other means as the Plan Administrator may provide and communicate to participants). All of the participant’s payroll deductions credited to his or her Account will be paid to such participant in a lump-sum as soon as practicable after receipt of notice of withdrawal, and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions (or contributions) for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions (or contributions) will not recommence at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.

b. Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship for any reasons, the payroll deductions and other contributions, if any, credited to such participant’s Account during the Offering Period but not yet used to exercise the option will be returned to such participant in a lump-sum or, in the case of his or her death, to the person or persons entitled thereto under paragraph 16, and such participant’s option will be automatically terminated. A participant whose employment is deemed to have terminated in accordance with the foregoing may participate in any future Offering Period in which such individual is again eligible to participate by timely enrollment in that Offering Period.

12. Interest. No interest shall accrue on the payroll deductions or other contributions, if any, credited to a participant’s Account under the Plan unless otherwise required by applicable law.

13. Mandatory Holding Period. Any shares of Common Stock purchased under the Plan may not be sold until the date that is at least six (6) months following the date on which such shares were purchased, subject to paragraph 10; provided that the Plan Administrator may waive such holding period with respect to offerings to non-U.S. employees if the Plan Administrator determines that such holding period could result in adverse tax or other consequences or would be prohibited under applicable law.

14. Stock.

a. The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 2,500,000 shares. The share reserve shall be subject to adjustment upon changes in capitalization of the Company as provided in paragraph 20. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

b. The participant will have no interest or voting right in any shares covered by his option until such option has been exercised and the participant has become a holder of record of the purchased shares.

15. Administration.

a. Plan Administrator. The Plan shall be administered by the Board or a committee comprised of members of the Board or members of management appointed by the Board. The Plan Administrator shall have the authority, in its sole discretion, to control and manage the operation and administration of the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

b. Powers of Plan Administrator. The Plan Administrator shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(i) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan;

(ii) To determine any and all considerations affecting the eligibility of any employee to become a participant or to remain a participant in the Plan;

(iii) To cause an Account or Accounts to be maintained for each participant;

(iv) To determine the time or times when, and the number of shares for which, purchase rights shall be granted;

(v) To establish and revise an accounting method or formula for the Plan;

(vi) To designate a broker or brokers to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker(s);

(vii) To determine the status and rights of participants;

(viii) To adjudicate all disputed claims filed under the Plan;

(ix) To employ such brokers, counsel, agents, advisers and employees, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(x) To establish, from time to time, rules for the administration of the Plan;

(xi) To adopt such procedures or subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

(xii) To delegate to any person or persons the authority to perform for and on behalf of the Plan Administrator one or more of the functions of the Plan Administrator under the Plan.

c. Decisions of Plan Administrator. All actions, interpretations, and decisions of the Plan Administrator shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

d. Administrative Expenses. All expenses incurred in the administration of the Plan by the Plan Administrator, or otherwise, including legal fees and expenses, shall be paid and borne by the Company; except that any stamp duties or transfer taxes applicable to a participant’s purchase of shares may be charged to the participant’s Account. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

e. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan; and

(ii) If a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

16. Designation of Beneficiary.

a. To the extent permitted by the Company, a participant may file a written designation of a beneficiary who is to receive the shares and/or cash, if any, then held in the participant’s Account in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised, but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Account in the event of such participant’s death prior to exercise of the option.

b. Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice given to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. Transferability. Neither shares nor cash credited to a participant’s Account, nor any rights with regard to the exercise of an option or to receive shares under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the applicable laws of descent and distribution, or as provided in paragraph 16 by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 11.

18. Use of Funds. All payroll deductions (and any other contributions made in any form) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such monies unless otherwise required by applicable law.

19. Reports. Accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

20. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

a. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the number of shares and price per share of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares that may be purchased per participant on any Exercise Date, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Plan Administrator, in its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares that may be purchased per participant on any Exercise Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Plan Administrator in its sole discretion.

c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Plan Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Plan Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

21. Amendment or Termination.

a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in paragraphs 20 and 21 or as is necessary to comply with applicable laws or regulations, no such termination or amendment may adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as is required.

b. Subject to the requirements of Code Section 423, without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Plan Administrator shall in its sole discretion be entitled to change the Offering Periods, change the maximum number of shares of Common Stock purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation or otherwise contributed by the participant, and establish such other limitations or procedures as Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

22. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the shares may then be listed and the requirements of any exchange control authority authorized to restrict share issuances and fund transfer to purchase shares, and shall be further subject to the approval of counsel for the Company or the Plan with respect to such compliance. In addition, should the Plan not be registered on an Exercise Date of any Offering Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Offering Period to employees in that foreign jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Offering Period ending with such Exercise Date shall be distributed to the participating employees in that foreign jurisdiction without interest unless the terms of the offering specifically provide otherwise or otherwise required by applicable law.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24. Term of Plan. The Plan shall become effective on March 1, 2013 subject to its approval by the stockholders of the Company at the 2013 Annual Stockholders Meeting. It shall continue in effect until March 1, 2023 unless sooner terminated under paragraphs 20 or 21, as applicable. If the stockholders of the Company do not approve the Plan at the 2013 Annual Stockholders Meeting, the Plan shall terminate and all payroll deductions shall be returned to the participants.

25. Applicable Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.